PAGE><PAGE

                                         For the Three Months Ended

                             December 31, 1997                     December
31, 1996
                               Weighted                               Weighted
                                Average     Per Share
Average   Per Share
                      Income    Shares      Amount       Income
Shares    Amount

Basic EPS
Income available to
 common stockholders  $539,098   1,276,741   $0.42        $579,340
1,272,348  $0.46

Effect of Dilutive
  Securities
Options                    ---      12,182      ---            ---
7,076

Diluted EPS
Income available to
 common stockholders  $539,098   1,288,923    $0.42       $579,340
1,279,424  $0.45

====================================================================


                                         For the Nine Months Ended

                             December 31, 1997                     December
31, 1996
                               Weighted                               Weighted
                                Average     Per Share
Average   Per Share
                      Income    Shares      Amount       Income
Shares    Amount

Basic EPS
Income available to
 common stockholders  $1,363,475 1,275,825   $1.07        $1,223,626
1,271,690  $0.96

Effect of Dilutive
  Securities
Options                    ---        9,121    ---               ---
6,025

Diluted EPS
Income available to
 common stockholders  $1,363,475 1,284,946    $1.06       $1,223,626
1,277,715 $0.96

====================================================================
